Exhibit 99

CON-WAY INC.
2855 CAMPUS DRIVE, SUITE 300
SAN MATEO, CA 94403
(650) 378-5200
                                                                NEWS RELEASE


                                                                   Contacts:

                                                Media - Gary Frantz
                                                               (650) 378-5335

                                                Investors - Patrick Fossenier
                                                               (650) 378-5353


                CON-WAY INC. REPORTS FIRST QUARTER 2006 RESULTS



Trucking and logistics revenues surpass $1 billion in a first quarter for the first time as earnings from continuing operations climb 17 percent



SAN MATEO, Calif.-April 24, 2006-Con-way Inc. (NYSE:CNW) today reported net income from continuing operations for the first quarter of 2006 of $45.5 million (after preferred stock dividends), or 83 cents per diluted share. The results were an increase of 17.0 percent over first quarter 2005 net income from continuing operations of $38.9 million, or 69 cents per diluted share.



Operating income in the 2006 first quarter was $76.7 million, up 4.7 percent from $73.3 million earned in the first quarter a year ago.  Revenue was $1.06 billion, an increase of 11.7 percent over last year's revenue of $947.7 million.  It was the first time the company's revenues for trucking and logistics operations in a first quarter surpassed $1 billion.



Net income to common shareholders in the 2006 first quarter was $44.7 million, or 81 cents per diluted share, also a record performance for a first quarter. This compares to previous year net income of $29.1 million, or 52 cents per diluted share.  The 2006 and 2005 quarterly results included a net loss of 2 cents and 17 cents per diluted share, respectively, related to discontinued operations.



As of January 1, 2006 the company adopted SFAS 123R, using the modified prospective method for calculating expense on stock-based compensation.

Adoption of SFAS 123R reduced net income by 2 cents per diluted share and increased operating expense by $1.4 million in the quarter. Under this method, prior-period results are not restated.



"Overall, our employees delivered an excellent performance for shareholders,

reaching milestones for revenues and earnings," said Douglas W. Stotlar,

president and CEO.  "Our LTL operations maintained their emphasis on continued productivity gains and aggressive cost control, with a focus on improving profit per shipment. We expect these improvements to carry through the year."



"I was particularly impressed with the performance of Menlo Worldwide,"

Stotlar added.  "This organization continues to make progress with the transition of its business model to a process-driven, shared services approach, and its emphasis on key industry groups. Customers are responding to the flexibility of this model and are leveraging Menlo's resources to create value."



The effective tax rate for the first quarter was 37.6 percent compared to

37.9 percent in the same period of 2005.



In its previously announced stock repurchase program, the company acquired

$37.5 million in common shares during the 2006 first quarter, representing

726,000 shares. The program, approved in 2005, authorizes Con-way to repurchase up to $300 million in stock through 2006.



CON-WAY FREIGHT AND TRANSPORTATION



In conjunction with the company's corporate name change, approved last week by stockholders, Con-way's regional less-than truckload (LTL) operations have been renamed Con-way Freight, while the company's truckload, expedite,

forwarding and brokerage divisions become part of Con-way Transportation. The results of Road Systems, a trailer manufacturer, also are now reported as part of the Con-way Transportation reporting unit, instead of under Other.

Previous period segment results have been reclassified accordingly.



For the first quarter of 2006, Con-way Freight and Transportation reported:



   *  Operating income of $65.6 million, an increase of 3.3 percent over

      $63.6 million earned in the year-ago period.



   *  Revenues of $708.3 million, up 9.7 percent compared to the prior-year revenues of $645.7 million.



   *  Total tonnage handled by Con-way Freight increased 8.3 percent over the previous-year quarter.



   *  Total yield for Con-way Freight was up 2.3 percent from the previous-

      year quarter. Without fuel surcharge yield was down 0.9 percent.



   *  Con-way Freight achieved an operating ratio of 90.5 in the 2006 first quarter compared to 89.8 in first-quarter 2005.



On April 3, 2006, Con-way Freight implemented a general rate increase of 5.5 percent.



MENLO WORLDWIDE



While the corporation has changed its name to Con-way Inc., Menlo Worldwide and Vector SCM retain their current names and now operate in the market as

Con-way companies. For the first quarter of 2006, Menlo Worldwide reported:



   *  Total segment operating income of $11.5 million, a 26.4 percent increase from $9.1 million in the first quarter of 2005.



   *  Menlo Logistics revenue of $349.9 million, up 15.9 percent from the previous-year quarterly revenue of $301.9 million.



   *  Operating income from Menlo Logistics of $6.2 million, an increase of

      23.0 percent over the previous-year quarter of $5.0 million.



   *  Operating income for Vector SCM of $5.3 million, a 30.7 percent increase over the $4.0 million earned in the first quarter of 2005.



SECOND-QUARTER 2006 OUTLOOK



Second-quarter 2006 diluted earnings per share from continuing operations are expected to be between $1.20 and $1.28. Con-way's effective tax rate is expected to be 38 percent in the second quarter.



INVESTOR CONFERENCE CALL



Con-way Inc. will host a conference call for the investment community at

12:00 Noon Eastern Daylight Time (9:00 a.m. Pacific) on Tuesday, April 25th.

On the call management will review the results of the quarter ended March 31.



The call can be accessed by dialing (866) 264-3634 or (706) 643-3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through a live internet web cast at www.con-way.com, at the investor relations page. Related financial and operating statistics to be discussed on the conference call are available on the company's web site at www.con-way.com in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 6554614. The replay will also be available at the same web-casting site providing access to the live call.



Con-way Inc. (NYSE:CNW) is a $ 4.2 billion freight transportation and logistics company with businesses in less-than-truckload and full truckload freight services, expedite, brokerage, airfreight forwarding, logistics,

warehousing, supply chain management and trailer manufacturing. Further information about Con-way Inc. and additional press releases are available via the Internet at www.con-way.com.



FORWARD-LOOKING STATEMENTS


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may,

from time to time, be required to record impairment charges for long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters,

matters relating to the 1996 spin-off of Consolidated Freightways Corporation

(CFC), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo

Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to

Con-way's defined benefit pension plans. The factors included herein and in

Item 7 of Con-way's 2005 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.



                              CON-WAY INC.
                    STATEMENTS OF CONSOLIDATED INCOME
             (Dollars in thousands except per share amounts)

                                                  Three Months Ended
                                                       March 31,
                                               -------------------------
                                                   2006          2005
                                               -----------   -----------
        REVENUES                              $1,058,147      $947,683

        Costs and Expenses
          Operating expenses                     857,696       768,733
          Selling, general and
           administrative expenses                91,575 [a]    79,226
          Depreciation                            32,142        26,468
                                               -----------   -----------
                                                 981,413       874,427
                                               -----------   -----------

        OPERATING INCOME                          76,734        73,256

          Other Expense, net                       1,020         7,443
                                               -----------   -----------

        Income Before Taxes                       75,714        65,813
          Income Tax Provision                    28,474        24,962
                                               -----------   -----------

        Income from Continuing Operations         47,240        40,851
                                               -----------   -----------

        Discontinued Operations, net of tax
          Loss from Disposal                        (806)       (9,776)
                                               -----------   -----------
                                                    (806)       (9,776)

        Net Income                                46,434        31,075

          Preferred Stock Dividends                1,763         1,989
                                               -----------   -----------

        NET INCOME AVAILABLE TO
         COMMON SHAREHOLDERS                     $44,761       $29,086
                                               ===========   ===========


        Weighted-Average Common
         Shares Outstanding
          Basic                               51,921,645    52,348,984
          Diluted [b]                         55,381,912    56,610,719

        Earnings (Loss) Per Common Share
          Basic
            Net income from
             Continuing Operations                 $0.88         $0.74
            Loss from Disposal, net of tax         (0.02)        (0.18)
                                               -----------   -----------
                                                   $0.86         $0.56
                                               ===========   ===========

          Diluted [b]
            Net income from
             Continuing Operations                 $0.83         $0.69
            Loss from Disposal, net of tax         (0.02)        (0.17)
                                               -----------   -----------
                                                   $0.81         $0.52
                                               ===========   ===========


                              OPERATING SEGMENTS [c]

        REVENUES
          Con-Way Freight and Transportation    $708,285      $645,734
          Menlo Worldwide Logistics              349,862       301,949
                                               -----------   -----------
                                              $1,058,147      $947,683
                                               ===========   ===========

        OPERATING INCOME (LOSS)
          Con-Way Freight and Transportation     $65,629       $63,560
          Menlo Worldwide
            Logistics                              6,185         5,030
            Vector                                 5,272         4,035
                                               -----------   -----------
                                                  11,457         9,065
                                               -----------   -----------
            Con-Way Other                            726           631
                                               -----------   -----------
                                                 $77,812       $73,256
                                               -----------   -----------
        Reconciliation of segments to
         consolidated amount:
          Income tax related to Vector, an
           equity-method investment               (1,078)            -
                                               -----------   -----------
                                                 $76,734       $73,256
                                               ===========   ===========



         [a] The first quarter of 2006 reflects adoption of SFAS 123R, "Share-Based Payment," effective January 1, 2006. Con-way adopted SFAS 123R under the modified prospective method, and accordingly, prior-period financial statements have not been restated.

         [b] Includes the dilutive effect of restricted stock, stock options
             and Series B preferred stock.   In the first quarter of 2006,
             dilution associated with stock options was calculated in accordance with SFAS 123R, "Share-Based Payment."

         [c] Effective January 1, 2006, the results of Road Systems, a trailer manufacturer, are reported in the Con-way Freight and Transportation operating segment rather than the Con-way Other segment. The prior-period segment results have been reclassified.



                                    CON-WAY INC.
                              CONDENSED BALANCE SHEETS
                               (Dollars in thousands)


                                            March 31,        December 31,
                                              2006              2005
                                          -----------        -----------
ASSETS
  Current assets                          $1,432,580         $1,430,906
  Current assets of discontinued
    operations                                13,141             13,141
  Property, plant and
    equipment, net                           976,909            951,542
  Other assets                                87,767             84,983
                                          -----------        -----------
      Total Assets                        $2,510,397         $2,480,572
                                          ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                       $608,843           $597,367
  Current liabilities of
    discontinued operations                   34,314             34,129
  Long-term debt and guarantees              561,609            581,469
  Other long-term liabilities and
    deferred credits                         385,121            356,689
  Shareholders' equity                       920,510            910,918
                                          -----------        -----------
      Total Liabilities and
        Shareholders' Equity              $2,510,397         $2,480,572
                                          ===========        ===========